UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2010

ARKANOVA ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51612	68-0542002
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

2441 High Timbers Drive Suite 120
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  281-298-9555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

[ ] Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

[ ] Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Our subsidiary, Provident Energy Associates of Montana, LLC, entered into a Purchase and Sale Agreement dated April 9, 2010, with Knightwall Invest, Inc., a British Virgin Islands corporation, pursuant to which Provident agreed to sell to Knightwall, and Knightwall agreed to purchase, 30% of the of the leasehold interests comprising Provident’s  Two Medicine Cut Bank Sand Unit in Pondera and Glacier Counties, Montana, and the equipment, parts, machinery, fixtures and improvements located on, or used in connection with, the Unit, for a purchase price of $7,000,000 (the “Purchase Price”).  The closing of the purchase and sale, which is subject to the payment in full of all installments of the Purchase Price and other conditions of closing, is scheduled to occur on August 6, 2010. There is no assurance at this time, however, that the closing will occur.

Knightwall is a lender to the registrant and it currently has an outstanding loan to the registrant of $330,000 in principal amount bearing interest at the rate of 10% per annum and due and payable by the registrant on May 29, 2010, plus interest of $33,000.  The note will be renewed on May 29, 2010, in the amount of $363,000 and then the total amount due ($367,077.53, which includes accrued interest to the date of payment) will be paid in full from the portion of the Purchase Price to be paid by Knightwall on July 8, 2010.

The Purchase Price is payable in installments, with the initial payment of $1,500,000 being due on or before April 9, 2010, a second payment of $2,000,000 being due on June 8, 2010, a third payment of $2,000,000 ($367,077.53 of which Knightwall is entitled to apply to the payment in full of its loan to the registrant) being due on July 8, 2010, and the remaining $1,500,000 being due at the closing of the purchase and sale.  The April 9, 2010, payment due has been received.  The net proceed from the purchase and sale will, among other things, be used by Provident to do the following:

(i)  Drill a well to be designated the “Tribal – Max 1– 2817 Well” down and into the Bakken formation to test that formation and then to come up-hole to drill and complete a horizontal leg in the upper and/or lower Cut Bank formations;

(ii)  If the test of the Bakken formation in the Tribal – Max 1– 2817 Well reflects the possible existence of hydrocarbons in sufficient volume to warrant the drilling and completion of a well in the Bakken formation, to drill and complete a well in the Bakken formation;

(iii)  If the test of the Bakken formation in the Tribal – Max 1– 2817 Well does not reflect the possible existence of hydrocarbons in sufficient volume to warrant the drilling and completion of a well in the Bakken formation, to drill and complete two (2) additional horizontal wells in the upper and/or lower Cut Bank formations;

(iv)  Reactivate tank battery 29 and to put into production eight (8) additional wells in the upper and/or lower Cut Bank formations; and

(v)  Cause 30,000 lb. diesel fracs to be performed on three (3) currently producing wells.

Item 9.01.  Financial Statements And Exhibits.

(c)           Exhibits.  The following exhibit has been filed as a part of this Current Report:

Exhibit Number	Description of Exhibit
10.1	Purchase and Sale Agreement dated April 9, 2010, by and between Provident Energy Associates of Montana, LLC, as Seller, and Knightwall Invest, Inc., as Buyer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANOVA ENERGY CORPORATION

By: /s/ Pierre Mulacek
Its: Chief Executive Officer

DATED:  April 9, 2010

EXHIBIT INDEX

Exhibit Number	Description
10.1	Purchase and Sale Agreement dated April 9, 2010, by and between Provident Energy Associates of Montana, LLC, as Seller, and Knightwall Invest, Inc., as Buyer.